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                                           EMPLOYMENT AGREEMENT

        AGREEMENT, dated as of January 1, 1996 between Medcross, Inc., a Florida corporation
(the "Company"), and Dorothy L. Michon, an individual resident of Pinellas County, Florida (the
"Executive").

        WHEREAS, the Executive is a highly valued and trusted employee of the Company; and

        WHEREAS, the Company desires to offer the Executive continued employment upon the terms and conditions set forth herein and the Executive desires to accept such employment;

        NOW THEREFORE in consideration of the mutual benefits to be derived from this
Agreement, the Company and the Executive hereby agree as follows:

I.Term of Employment; Office and Duties.

        During the Period of Employment (as hereafter defined), the Company shall employ the
Executive as a senior executive of the Company with the title of Vice President of Operations with the responsibilities prescribed for such office in the Bylaws of the Company and in such other capacities as the Company may designate, from time to time.

        During the Period of Employment, the Executive shall devote such portion of her time to the business and affairs of the Company as may be necessary to perform the duties of her office except for vacations, illness or incapacity.

        The Company shall not require that the Executive be based in any place other than St.
Petersburg, Florida, and the Executive shall not be required to perform her duties hereunder for more than 15 working days in any year, or for more than 14 consecutive days at any one time, at any office located in any place other than the aforementioned area.

II.Term; Period of Employment

        Subject to extension or termination as hereinafter provided, the period of employment hereunder shall be for a period of two (2) years ending December 31, 1997 (the "Period of
Employment"), provided that the Period of Employment shall be automatically extended for successive one (1) year periods unless written notice to the contrary is given by the Company to the
Executive not less than 120 days prior to: (a) the expiration of the initial period in the Period of
Employment; and (b) the expiration of each successive year thereafter.

III.Compensation and Benefits.

        For all services rendered by the Vice President of Operations of the Company during the
Period of Employment (and any extension thereof), including, without limitation, services as an executive officer, director, or member of any committee of the Company or any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:
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        (a)    Base Salary.  Commencing as of the date hereof, the Company shall pay the Executive a fixed salary ("Base Salary") at a rate of:  sixty-three thousand dollars ($63,000) per annum.  The
Board of Directors will periodically review, at least annually, the Executive's Base Salary with a view to increasing it further if, in the sole judgment of the Board of Directors, the earnings of the
Company or the services of the Executive merit such an increase.  Annual increases in Base Salary, once granted, shall not be subject to revocation and shall become a part of the Base Salary.  Base
Salary will be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than bi-monthly.

        (b)    Bonus.  The Company shall pay the Executive an annual bonus if, in the sole judgment of the Board of Directors, the earnings of the Company or the services of the Executive merit such bonus.

        (c)    Fringe Benefits.  During the Period of Employment and any extension thereof, the
Executive shall be entitled to participate in fringe benefit, deferred compensation, stock benefit and stock option plans or programs of the Company, if any, to the extent that her position, tenure, salary, age, health and other qualifications make her eligible to participate, subject to the rules and regulations applicable thereto.  Such additional benefits shall include, but not be limited to, paid sick leave and health insurance, all in accordance with the policies of the Company.  The Company shall not make any changes in any existing plan, program or arrangement which would adversely affect the Executive's rights or benefits thereunder.  Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed in lieu of the
Base Salary payable to the Executive pursuant to Subsection (a) of this Section.

        (d)    Perquisites.  During the Period of Employment and any extension thereof, the
Executive will be entitled to benefits and perquisites offered to its employees by the Company as determined by the Board of Directors.

        (e)    Vacations.  The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days determined in accordance with the Company's vacation policy.  The Executive shall also be entitled to all paid holidays given by the Company to its employees.

IV.Business Expenses.

        During the term of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Board of Directors.

V.Disability.

        The Company shall provide the Executive with substantially the same disability insurance benefits as being provided by the Company for senior executives.  In the event of the Executive's
Disability (as hereinafter defined), the Executive shall continue to receive her full salary at the rate
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then in effect for such period of disability, provided that payments so made to the Executive during the first three months of the disability period shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of such payment under disability benefit plans of the Company and which were not previously applied to reduce any such payment.  In addition, the
Executive shall continue to be covered by all of the Company's life, medical, health and dental plans, at the Company's expense, for the term of such disability.

VI.Death.

        During the Period of Employment and extensions thereof, the Company shall provide term life insurance on the life of the Executive with a death benefit of at least $50,000.  The Executive shall designate the beneficiary of such policy, such beneficiary subject to change from time to time by the Executive.  In the event of the Executive's death, the Company shall pay to the Executive's spouse, or if she leaves no spouse, to her estate, the Executive's base salary to the date of death.
The Executive's family shall continue to be covered by all of the Company's life, medical, health and dental plans, at the Company's expense, for twelve (12) months following the Executive's death.

VII.Termination of Employment.

        Notwithstanding any other provision of this Agreement, Executive's employment with the
Company may be terminated upon written notice to the other party as follows:

        (a)    By the Company, in the event of the Executive's death or Disability (as hereinafter defined) or for Cause (as hereinafter defined).  For purposes of this Agreement, "Cause" shall mean either: (i) the indictment of, or the bringing of formal charges against, Executive by a governmental authority of competent jurisdiction for charges involving criminal fraud or embezzlement; or (ii) the conviction of Executive of a crime involving an act or acts of dishonesty, fraud or moral turpitude by the Executive, which act or acts constitute a felony. For purposes of this Agreement, "Disability"
shall mean the inability of Executive, in the reasonable judgment of a physician appointed by the
Board of Directors, to perform her duties of employment for the Company or any of its subsidiaries because of any physical or mental disability or incapacity, where such disability shall exist for an aggregate period of more than 120 days in any 365-day period or for any period of 90 consecutive days.  The Company shall by written notice to the Executive specify the event relied upon for termination pursuant to this Subsection 7(a), and Executive's employment hereunder shall be deemed terminated as of the date of such notice.  In the event of any termination under this
Subsection 7(a), the Company shall pay all amounts then due to the Executive under Section 5 of this Agreement and, if such termination was for Cause, the Company shall have no further obligations to Executive under this Agreement.  In the event of a termination due to Executive's
Disability or death, the Company shall comply with its obligations under Sections 5 and 6.

        (b)    By the Company, for any reason and in its sole and absolute discretion, provided that in such event the Company shall, as liquidated damages or severance pay, or both, continue to pay to Executive the Base Salary (at a monthly rate equal to the rate in effect immediately prior to such termination) for the 3-month period commencing on the date of termination (the "Termination
Payments").  For the avoidance of doubt, the intent of the foregoing is that the Company shall pay to Executive ratably, over a 3-month period, the amount of the Base Salary.
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        (c)    By the Executive for "Good Reason," which shall be deemed to exist: (i) if the
Company's Board of Directors fails to elect or reelect the Executive to, or removes the Executive from, any of the offices referred to in Section 1(a); (ii) if the scope of Executive's duties is significantly reduced (excluding, for this purpose, changes in responsibilities resulting from the growth or shrinkage of the Company's business) (but not excluding changes resulting from a sale of the Company, whether by merger, tender offer or otherwise); (iii) if the Board of Directors shall require that the Executive relocate from the metropolitan area in which she resides as of the date of this Agreement; or (iv) if the Company shall have continued to fail to comply with any material provision of this Agreement after a 30-day period to cure (if such failure is curable) following written notice to the Company of such non-compliance.  In the event of any termination under this
Section, the Company shall, as liquidated damages or severance pay, or both, pay the Termination
Payments to Executive for the 3-month period commencing on the date notice of such termination is given to the Company.

        (d)    In the event of a termination pursuant to Sections 7(b) or 7(c), Executive and her family shall continue to be covered by the Company's life, medical, health and death plans at the
Company's expense to the same extent as if Executive were still employed by the Company, and the
Company shall provide to Executive, at the Company's expense, outplacement services of a nature customarily provided to a senior executive.

VIII.Inventions and Confidential Information.

        The parties hereto recognize that a major need of the Company is to preserve its specialized knowledge, trade secrets, and confidential information.  The strength and good will of the Company is derived from the specialized knowledge, trade secrets, and confidential information generated from experience with the activities undertaken by the Company and its subsidiaries.  The disclosure of this information and knowledge to competitors would be beneficial to them and detrimental to the Company, as would the disclosure of information about the marketing practices, pricing practices, costs, profit margins, design specifications, analytical techniques, and similar items of the
Company and its subsidiaries.  By reason of her being a senior executive of the Company, the
Executive has or will have access to, and has obtained or will obtain, specialized knowledge, trade secrets and confidential information about the Company's operations and the operations of its subsidiaries, which operations extend throughout the United States.  Therefore, Executive hereby agrees as follows, recognizing that the Company is relying on these agreements in entering into this
Agreement:

        (a)   During and after the Period of Employment (as extended), the Executive will not use, disclose to others, or publish or otherwise make available to any other party any inventions or any confidential business information about the affairs of the Company, including but not limited to confidential information concerning the Company's products, methods, engineering designs and standards, analytical techniques, technical information, customer information, employee information, and other confidential information acquired by her in the course of her past or future services for the Company.  Executive agrees to hold as the Company's property all memoranda, books, papers, letters, formulas and other data, and all copies thereof and therefrom, in any way relating to the
Company's business and affairs, whether made by her or otherwise coming into her possession, and on termination of her employment, or on demand of the Company, at any time, to deliver the same
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to the Company within twenty four hours of such termination or demand.

        (b)  During the Period of Employment (as extended) and for one year thereafter,  Executive will not induce or otherwise attempt to influence any employee of the Company to leave the
Company's employ or hire any such employee (unless the Board of Directors shall have authorized such employment and the Company shall have consented thereto in writing).

IX.Indemnification.

        The Company will indemnify the Executive (and her legal representatives) and will advance any and all costs of defense of the Executive (and her legal representatives) to the fullest extent permitted by the laws of the State of Florida, as in effect at the time of the subject act or omission, or the Certificate of Incorporation and Bylaws of the Company, as in effect at such time or on the date of this Agreement, whichever affords greater protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers, against all costs, charges and expenses whatsoever incurred or sustained by her or her legal representative in connection with any action, suit or proceeding to which she (or her legal representatives or other successors) may be made a party by reason of her being or having been a director or officer of the Company or any of its subsidiaries.

10.     Consolidation; Merger; Sale of Assets.

        Nothing in this Agreement shall preclude the Company from combining, consolidating or merging with or into, transferring all or substantially all of its assets to, or entering into a partnership or joint venture with, another corporation or other entity, or effecting any other kind of corporate combination provided that the corporation resulting from or surviving such combination, consolidation or merger, or to which such assets are transferred, or such partnership or joint venture assumes this Agreement and all obligations and  undertakings of the Company hereunder.  Upon such a consolidation, merger, transfer of assets or formation of such partnership or joint venture, this Agreement shall inure to the benefit of, be assumed by, and be binding upon such resulting or surviving transferee corporation or such partnership or joint venture, and the term,
"Company," as used in this Agreement, shall mean such corporation, partnership or joint venture, or other entity and this Agreement shall continue in full force and effect and shall entitle the
Executive and her heirs, beneficiaries and representatives to exactly the same compensation, benefits, perquisites, payments and other rights as would have been their entitlement had such combination, consolidation, merger, transfer of assets or formation of such partnership or joint venture not occurred.

11.     Survival of Obligations.

        Sections 8, 9, 10, and 11 shall survive the termination for any reason of this Agreement
(whether such termination is by the Company, by the Executive, upon the expiration of this
Agreement or otherwise).

12.     Severability.

        In case any one or more of the provisions or part of a provision contained in this Agreement
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shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of this Agreement, nor shall such invalidity, illegality or unenforceability affect the validity, legality or enforceability of this Agreement or any provision or provisions hereof in any other jurisdiction; and this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.  In furtherance and not in limitation of the foregoing, the Company and the Executive each intend that the covenants contained in Section 8 shall be deemed to be a series of separate covenants, one for each county of the State of Florida and one for each and every other state, territory or jurisdiction of the United States set forth therein.  If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.  If, in any judicial proceeding, a court shall refuse to enforce any one or more of such separate covenants because the total time thereof is deemed to be excessive or unreasonable, then it is the intent of the parties hereto that such covenants, which would otherwise be unenforceable due to such excessive or unreasonable period of time, be enforced for such lesser period of time as shall be deemed reasonable and not excessive by such court.

13.     Entire Agreement; Amendment.

        This Agreement contains the entire agreement between the Company and the Executive with respect to the subject matter hereof and thereof.  This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought.  No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

14.     Notices.

        All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, delivered by express mail or other expedited service or upon receipt if mailed, postage prepaid, via first class mail as follows:

(1)     To the Company:                     (2)     To the Executive:

        Medcross, Inc.                              Dorothy L. Michon
        3227 Bennet Street North                    631 Garland Circle
        St. Petersburg, FL  33713                   Indian Rocks Beach, FL  34635

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with an additional copy by like means to:

        De Martino Finkelstein Rosen & Virga
        1818 N Street, N.W.
        Suite 400
        Washington, D.C.  20036

and/or to such other persons and addresses as any party shall have specified in writing to the other.

15.     Arbitration.

        (a)    Any controversy or claim brought by the Executive in her capacity as a present or former securityholder or an employee or officer, against the Company, arising out of or relating to any acts or omissions of the Company, or any of its officers, directors, agents, affiliates, associates, employees or controlling persons (including without limitation any controversy or claim relating to a purchase or sale of securities of the Company) shall be settled by binding arbitration under the
Federal Arbitration Act in accordance with the commercial arbitration rules of the American
Arbitration Association ("AAA") then in effect and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Any controversy or claim brought by the Company against the Executive, whether in her capacity as an officer, director, employee or present or former securityholder of the Company shall also be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        (b)    The arbitration of any dispute pursuant to this Section 15 shall be held in St.
Petersburg, Florida.

        (3)    Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section 15, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

        (4)    The Executive acknowledges that this Section 15 limits a number of the Executive's rights, including without limitation (i) the right to have claims resolved in a court of law and before a jury; (ii) certain discovery rights; and (iii) the right to appeal any decision.

16.     Assignability.

        This Agreement shall not be assignable by the Executive, but it shall be binding upon, and shall inure to the benefit of, her heirs, executors, administrators and legal representatives.  This
Agreement shall be assignable by the Company.
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17.     Governing Law.

        This Agreement shall be governed by and construed under the laws of the State of Florida.

18.     Waiver and Further Agreement.

        Any waiver of any breach of any terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  Each of the  parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

19.     Headings of No Effect.

        The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            COMPANY:

                                            MEDCROSS, INC.


                                            By:  /s/ Henry Y.L. Toh
                                            Its:   President


                                            EXECUTIVE:


                                              /s/ Dorothy L. Michon
                                            Dorothy L. Michon
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